Exhibit 77M

Mergers

Merger of Great-West Ariel Small Cap Value Fund with and into Great-West Ariel Mid Cap Value Fund

On December 17, 2015, the Board of Directors of Great-West Funds, including a majority of its directors who are not “interested persons” of Great-West Funds (as that term is defined in the Investment Company Act of 1940, as amended), approved an Agreement and Plan of Reorganization that provides for the merger of Great-West American Century Growth Fund into Great-West Multi-Manager Large Cap Growth Fund, another series of Great-West Funds (the “Merger”). The Merger did not require shareholder approval.

The Merger was consummated on March 9, 2016 (the “Closing Date”). As of the close of business on the Closing Date, beneficial owners of Institutional Class and Initial Class shares of Great-West American Century Growth Fund automatically received a proportionate number of Institutional Class and Initial Class shares, respectively, of Great-West Multi-Manager Large Cap Growth Fund based on each fund’s net asset value.

Merger of Great-West Small Cap Growth Fund with and into Great-West S&P Small Cap 600® Index Fund

On December 17, 2015, the Board of Directors of Great-West Funds, including a majority of its directors who are not “interested persons” of Great-West Funds (as that term is defined in the Investment Company Act of 1940, as amended), approved an Agreement and Plan of Reorganization that provides for the merger of Great-West Small Cap Growth Fund into Great-West S&P Small Cap 600® Index Fund, another series of Great-West Funds (the “Merger”). The Merger did not require shareholder approval.

The Merger was consummated on March 9, 2016 (the “Closing Date”). As of the close of business on the Closing Date, beneficial owners of Initial Class shares of Great-West Small Cap Growth Fund automatically received a proportionate number of Initial Class shares of Great-West S&P Small Cap 600® Index Fund based on each fund’s net asset value.

Merger of Great-West Small Cap Growth Fund with and into Great-West S&P Small Cap 600® Index Fund

On February 9, 2016, the Board of Directors of Great-West Funds, including a majority of its directors who are not “interested persons” of Great-West Funds (as that term is defined in the Investment Company Act of 1940, as amended), approved an Agreement and Plan of Reorganization that provides for the merger of Great-West Lifetime 2015 Fund II, Great-West Lifetime 2025 Fund II, Great-West Lifetime 2035 Fund II, Great-West Lifetime 2045 Fund II and Great-West Lifetime 2055 Fund II (each a “Target Fund” and collectively the “Target Funds”) into the Great-West Lifetime 2015 Fund III, Great-West Lifetime 2025 Fund III, Great-West Lifetime 2035 Fund III, Great-West Lifetime 2045 Fund III and Great-West Lifetime 2055 Fund III, respectively, (each a “Acquiring Fund,” each another series of Great-West Funds, and collectively the “Acquiring Funds”) (the “Merger”). The Merger did not require shareholder approval.

The Merger was consummated on April 22, 2016 (the “Closing Date”). As of the close of business on the Closing Date, beneficial owners of Institutional Class, Class T, Class T1, and Class L shares of the Target Fund automatically received a proportionate number of Institutional Class, Class T, Class T1, and Class L shares, respectively, of the corresponding Acquiring Fund based on each fund’s net asset value.